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                                                                   Exhibit 10.28

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                   AGREEMENT



Insurer:                           Jefferson Pilot
                                   Mass Mutual

Policy Number:                     JP5063505
                                   0036892

Bank:                              Clovis Community Bank

Insured:                           Daniel J. Doyle

Relationship of Insured to Bank:   Executive


The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:


I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS



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         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

         A. Should the Insured be employed by the Bank and die before the Executive attains age sixty-two (62), the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to Eight Hundred Seventy Four Thousand Dollars and No/00ths ($ 874,000.00), or one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the policy.

         B. Should the Insured be employed by the Bank, or retired from the Bank, and die on or subsequent to attaining the age of sixty-two (62), the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to the amount as set forth in Exhibit A, attached hereto and fully incorporated herein by reference, that corresponds to the age of the Insured at the time of death, or one hundred percent (100%) of the net at risk insurance portion of the proceeds, whichever amount is less. The net at risk insurance portion is the total proceeds less the cash value of the policy.

         C. Should the Insured not be employed by the Bank at the time of his or her death, and have been involuntarily terminated from employment with the Bank, and die prior to attaining age sixty-two (62), the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be


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                  entitled to the percentage as set forth hereinbelow of the proceeds described in Subparagraph VI (A) above that corresponds to the number of full years the Insured has been employed by the Bank since the Effective Date of this Agreement. Should the Insured not be employed by the Bank at the time of his or her death, and have been involuntarily terminated from employment with the Bank, and die subsequent to attaining age sixty-two (62), the Insured's beneficiary(ies) shall be entitled to the following percentage of the proceeds described in Subparagraph VI (B) hereinabove:

                           TOTAL YEARS
                           OF EMPLOYMENT                      VESTED PERCENTAGE
                           WITH THE BANK                      (TO A MAXIMUM OF 100%)
                           -------------                      ----------------------
                           Upon effective
                           date of agreement:                          20%
                           1                                           30%
                           2                                           40%
                           3                                           50%
                           4                                           60%
                           5                                           70%
                           6                                           80%
                           7                                           90%
                           8                                           100%

         D.       The Bank shall be entitled to the remainder of such proceeds.

         E. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of


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         the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.      TERMINATION OF AGREEMENT

         This Agreement shall terminate upon the occurrence of any one of the following:

         1. The Insured shall leave the employment of the Bank voluntarily at any time; or

         2.       The Insured attains the age of seventy-six (76); or

         3. The Insured shall be discharged from employment with the Bank for cause. The term for "cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit; or

         4. Surrender, lapse, or other termination of the Policy by the Bank.

         Upon such termination, the Insured (or assignee) shall have a fifteen
         (15) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

         1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.


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         The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

         Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.       INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.      AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.     ERISA PROVISIONS

         The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

         A.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR.

                  The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Agreement shall be Clovis Community Bank until resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         B.       FUNDING POLICY.


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                  The funding policy for this Split Dollar Plan shall be to
                  maintain the subject policy in force by paying, when due, all premiums required.

         C.       BASIS OF PAYMENT OF BENEFITS.

                  Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

         D.       CLAIM PROCEDURES.

                  Claim forms or claim information as to the subject policy can be obtained by contacting Benmark, Inc. (800-544-6079). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XIII.    GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.


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XV.      CHANGE OF CONTROL

         Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank [See Subparagraphs VI (A) & (B)].

XVI.     AMENDMENT OR REVOCATION

         It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

XVII.    EFFECTIVE DATE

         The Effective Date of this Agreement shall be June 7, 2000.

XVIII.   SEVERABILITY AND INTERPRETATION

         If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX.     APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by the laws of the State of California.

XX.      COMPETITION AFTER TERMINATION OF EMPLOYMENT

         The Bank shall not pay any benefit under this Agreement if the Insured, without the prior written consent of the Bank, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial


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         shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Bank, which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of termination of the Insured's employment or his retirement. This section shall not apply following a Change of Control.

Executed at Clovis, California this 21st day of June, 2000.


                                       CLOVIS COMMUNITY BANK
                                       Clovis, California




/s/ Janice H. Neary                       By: /s/ Daniel N. Cunningham
-----------------------------                ----------------------------------
Witness                                      Daniel N. Cunningham
                                             Chairman of the Board of Directors



/s/ Janice H. Neary                          /s/ Daniel J. Doyle
-----------------------------                ----------------------------------
Witness                                      Daniel J. Doyle



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                          BENEFICIARY DESIGNATION FORM
                      FOR LIFE INSURANCE ENDORSEMENT METHOD
                           SPLIT DOLLAR PLAN AGREEMENT


PRIMARY DESIGNATION:

         NAME                     ADDRESS                    RELATIONSHIP
         ----                     -------                    ------------


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SECONDARY (CONTINGENT) DESIGNATION:


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All sums payable under the Life Insurance Endorsement Method Split Dollar Plan
Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.



-----------------------------------                      -----------------------
Daniel J. Doyle                                          Date

                                    EXHIBIT A

         AGE OF INSURED AT THE                       AMOUNT OF DEATH BENEFIT, OR 100%
         TIME OF DEATH                               OF THE NET-AT-RISK, WHICHEVER AMOUNT IS LESS
         -------------                               --------------------------------------------
                  62                                          $ 854,248.00
                  63                                          $ 831,388.00
                  64                                          $ 804,448.00
                  65                                          $ 773,068.00
                  66                                          $ 736,860.00
                  67                                          $ 695,409.00
                  68                                          $ 648,265.00
                  69                                          $ 594,946.00
                  70                                          $ 534,934.00
                  71                                          $ 467,671.00
                  72                                          $ 392,559.00
                  73                                          $  308,953.00
                  74                                          $  216,163.00
                  75                                          $  113, 444.00
                  76 or older                                 $  0.00 and this Agreement
                                                              automatically terminates


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